Registration No. 333-13768

As filed with the Securities and Exchange Commission on July 16, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE DESCARTES SYSTEMS GROUP INC.
(Exact name of registrant as specified in its charter)

Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Randall Drive, Waterloo, Ontario, Canada  N2V 1C6
(Address of Principal Executive Offices) (Zip Code)

TranSettlements, Inc. 2001 Stock Option Plan
(Full title of the plans)

Descartes Systems (USA) LLC
Powers Ferry Business Park
2030 Powers Ferry Road SE
Suite 350
Atlanta, GA  30339-5066
(Name and address of agent for service)

(678) 247-0400
(Telephone number, including area code, of agent for service)

with copies to:
Laurie A. Cerveny
Bingham McCutchen LLP
One Federal Street
Boston, MA  02110
(617) 951-8000

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐   Accelerated filer ☒
Non-accelerated filer ☐    Smaller reporting company ☐
(do not check if smaller reporting company)

 DEREGISTRATION OF SECURITIES

The Descartes Systems Group Inc. is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 for the TranSettlements, Inc. 2001 Stock Option Plan (the “Plan”) filed on July 30, 2001 (Registration No. 333-13768) (the “Registration Statement”), to remove and withdraw from registration all securities registered pursuant to the Registration Statement which remain unsold as of the date hereof.   Such removal and withdrawal is being effected because all options issued under the Plan have expired.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, The Descartes Systems Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterloo, in the Province of Ontario on this 16th day of July, 2013.

The Descartes Systems Group Inc.

By:	/s/ J. Scott Pagan
J. Scott Pagan
Chief Corporate Officer and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of The Descartes Systems Group Inc., a corporation organized under the laws of Canada, does hereby appoint J. Scott Pagan as his lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, including but not limited to that listed below, in connection with the preparation, execution and filing with the Securities and Exchange Commission under the Securities Act of this Registration Statement and any post-effective amendments thereto, and to file the same with all exhibits hereto, and other documents in connection herewith, and all matters required by the Commission in connection with this Registration Statement, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the Commission.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below.

SIGNATURES	TITLE	DATE

/s/ Arthur Mesher	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 16, 2013
Arthur Mesher

/s/ Stephanie Ratza	Chief Financial Officer (Principal Financial Officer)	July 16, 2013
Stephanie Ratza

/s/ David I. Beatson	Director	July 16, 2013
David I. Beatson

/s/ Eric Demirian	Director	July 16, 2013
Eric Demirian

/s/ Chris Hewat	Director	July 16, 2013
Chris Hewat

/s/ Stephen Watt	Director	July 16, 2013
Stephen Watt

/s/ David Anderson	Director	July 16, 2013
David Anderson

/s/ John J. Walker	Director	July 16, 2013
John J. Walker